Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES THE APPOINTMENT OF
DANIEL GALLAGHER AS CFO EFFECTIVE MARCH 31, 2008
Company Maintains Fiscal 2007 Outlook
New York, NY — January 22, 2008 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB) today announced that, effective March 31, 2008 (subsequent to the filing of our annual report), Daniel Gallagher will assume the role of Chief Financial Officer. Mr. Gallagher is currently Senior Vice President — Finance. Richard Pyle, the Company’s current Chief Financial Officer, has announced that he will resign from his position to pursue other interests. Mr. Pyle will remain a consultant to the Company.
Mr. Gallagher joined the Company in February of 1999 as Vice President — Finance. He was instrumental in the Company’s successful initial public offering in 2006. He was promoted to Senior Vice President — Finance in November 2007. Mr. Gallagher is a former Certified Public Accountant in the State of New York and holds a Bachelors of Science in Accounting from Villanova University. Mr. Gallagher began his career with Coopers and Lybrand in the Business Assurance Practice. After the merger of Coopers and Lybrand with PricewaterhouseCoopers, his career continued in a management role and he joined the Mergers and Acquisition Consulting Group in 1998.
Alex Alimanestianu, Chief Executive Officer commented, “I have worked closely with Dan since he joined the Company in 1999 and he has been a tremendous asset to TSI. This promotion is a natural progression for Dan as well as part of a succession plan for TSI as we continue to build a highly talented management team to lead the Company over the coming years. During his time at TSI, Dan has become integral to the Company’s decision-making process and I look forward to his contributions over the coming years.”
Mr. Alimanestianu also stated, “I have known and worked with Richard for over 20 years. Richard has made an enormous contribution to the growth and success of our company. Richard was essential in strengthening our balance sheet with his involvement over the past several years in our IPO and debt refinancing, which provided us with strong liquidity and positioned us for future growth. Furthermore, Richard, Dan and I have worked together to ensure that this transition is seamless operationally. I thank Richard for his hard work and dedication, and I wish him the very best in his future endeavors.”
Mr. Pyle commented, “My many years at TSI have been extremely rewarding. I have been working closely with Dan over the past year to prepare him for this transition and I leave behind a highly capable successor and a talented finance team, as well as a Company with an exciting future.”
The Company also announced that it continues to expect diluted earnings per share of between $0.47 and $0.49 for fiscal 2007, which includes an after-tax charge of $0.28 per share in connection with the early extinguishment of debt, or between $0.75 and $0.77 per diluted share before the early debt extinguishment charge on an after-tax basis.
About Town Sports International Holdings, Inc.
Town Sports International Holdings, Inc. (NASDAQ:CLUB) is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States operating under the brand names New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs. As of December 31, 2007, Town Sports International, through its subsidiaries, operated 158 clubs in the United States and three clubs in Switzerland. For more information, visit www.mysportsclubs.com.

Forward-Looking Statements:
This press release contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
ICR, Inc.
Joseph Teklits/Jean Fontana
(203) 682-8200
joseph.teklits@icrinc.com

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